Exhibit 99.1

CONTACT: Mark Spencer 847.585.3802 mdspencer@careered.com

Career Education Corporation Appoints New Leaders & Establishes New Roles on Executive Team

Schaumburg, Ill., July 17, 2012 – Career Education Corporation (CEC) (NASDAQ: CECO), a global provider of postsecondary education programs and services, today announced a number of executive moves to bolster the company’s management team, realign and simplify the organization structure, and help CEC navigate its regulatory, legal and political environment – consistent with strategies outlined earlier in the year.

As part of these changes, the company will organize its more than 90 campuses – serving approximately 95,000 students – into University, Career, and International Education Groups. The previously announced plan to establish three education segments, versus the current six, will concentrate and enhance academic focus, consolidate and align similar institutions and better position the company in a competitive marketplace through fewer, stronger institutional brands.

University Education Group

Jason T. Friesen, who has held a number of leadership roles at CEC, has been named Senior Vice President, Chief University Education Officer. The new organization Friesen leads includes CEC’s two flagship higher education institutions – Colorado Technical University (CTU) and American InterContinental University (AIU).

Founded in 1965, CTU offers associate, bachelor’s, master’s and doctoral degrees through a combination of online and ground-based campuses. AIU, founded in 1970, provides a wide range of undergraduate and graduate degrees that also can be achieved online and through traditional coursework. Both institutions offer students award-winning Online Virtual Campuses.

Friesen has led CEC’s health institutions since the beginning of the year. He implemented significant improvements in academic quality, program integrity and operational excellence of those career-focused institutions. Friesen, who holds an M.B.A. degree from the University of Chicago, has broad financial experience at CEC and other publicly-traded companies. His recent role at the company included management and operational responsibility for 43 career health institutions.

CTU will be led by Jack Koehn as Acting President. Koehn, who serves as President of CTU Online and as the university’s Chief Operating Officer, holds a bachelor’s degree in Accounting from Indiana University. He will be supported by CTU’s veteran academic leadership team that includes Dr. Constance Johnson, Provost and Chief Academic Officer, and Dr. David Leasure, Chancellor. Koehn replaces Jeremy Wheaton who, after 17 years of diverse experience at CEC as well as the past year leading CTU, has resigned to pursue his own entrepreneurial interests. To help ensure a smooth and orderly transition, Wheaton will remain on the CTU Board of Trustees, and also serve through the end of the year as a consultant to CEC.

AIU continues to be led by University President Dr. George Miller, who has served that institution for eight years and played a pivotal role in building and enhancing AIU’s academic programs and student services. He holds a doctorate in Higher Education from the University of Virginia and a master’s degree in Educational Psychology from the University of Tennessee. A former professor, Miller earlier served as president of two colleges.

Career Education Group

As previously announced, Daniel J. Hurdle recently joined CEC as Senior Vice President, Chief Career Education Officer. Hurdle leads the new, consolidated Career Education Group, encompassing more than 70 culinary, health, and art, design and technology education institutions serving more than 40,000 students across the United States. The Career Education Group includes the renowned Le Cordon Bleu culinary education programs in the U.S., Sanford-Brown allied health institutions and the International Academy of Design & Technology.

Hurdle brings a successful operating and strategic background to the task of consolidating the company’s career-focused campuses, as well as considerable experience with complex business turnarounds. Hurdle will lead efforts to gain synergies and greater competitive advantage from fewer, more focused institutional brands.

During the course of the next few months, Friesen, who had been leading CEC’s health campuses, will help support the transition of responsibility for these institutions, which will be directly led by Hurdle.

Hurdle joined CEC from Caribou Coffee Company, the second largest premium coffeehouse in the United States, where he most recently served as Senior Vice President, Retail. Hurdle led Caribou’s more than 580 coffeehouses, including all company-operated and franchise locations in the U.S., as well as international franchise stores. Previously, Hurdle held senior positions at Washington Mutual and Starbucks Coffeehouse Company. He holds a master’s degree in Management Science from Cambridge University, where he was a Marshall Scholar, and a B.S. degree in Control Systems Engineering from the U.S. Naval Academy.

International Education Group

Michael J. Graham, CEC’s Executive Vice President and Chief Financial Officer (CFO), will continue to lead the company’s International Education Group, in addition to his role as CFO. Graham, who holds an M.B.A. degree from the University of Chicago, has held key financial and management positions at other publicly-traded companies as well as his five-year tenure as an executive at CEC.

CEC’s international academic offerings include the Paris-based INSEEC institutions, which offer high quality undergraduate and master’s programs in business as well as executive education programs across France. Catherine Lespine continues to lead these institutions as Managing Director, INSEEC Group. A graduate of the ESCP Business School, Lespine initially joined INSEEC as a member of its faculty, and previously taught Management and Strategy at two other French universities. The international group also offers campuses and programs in London as well as the International University of Monaco, which recently began offering an online Executive MBA program leveraging CEC’s award-winning Virtual Campus technology. Graham and his leadership team will seek to expand CEC’s international footprint, leveraging the company’s base in Western Europe.

External Relations & Regulatory Affairs

Given CEC’s complex and multi-tiered regulatory environment – coupled with the political and public scrutiny of all private postsecondary institutions – the company also has taken measures to help better address these influences. Tony Mitchell, a veteran public affairs and public relations executive with nearly two decades of political and government experience in Washington, D.C., was recently named the company’s Senior Vice President, Chief Communications and Public Affairs Officer. Mitchell leads CEC’s corporate and employee communications, government relations, public affairs, and community relations functions. Additionally, Diane Auer Jones, who served as Assistant Secretary for Postsecondary Education with the U.S. Department of Education and as senior staff at the White House and on Capitol Hill, has expanded her responsibilities as the company’s Vice President for External and Regulatory Affairs. Jones now oversees the corporate and campus regulatory teams and will help drive CEC’s regulatory compliance as well as its engagement with state education bodies, regional and national accreditors and the U.S. Department of Education. The company also is conducting a national search to add a Chief Compliance Officer to CEC’s leadership team.

“I am confident this executive team of leaders will further enhance academic excellence at our higher education institutions to support our broad and diverse student population,” said Steven H. Lesnik, Chairman, President and Chief Executive Officer of CEC. “Together, these executives will put our students first, strengthen our stakeholder relationships and regulatory compliance and drive greater synergies and growth opportunities for CEC. I am excited to have this leadership team in place to advance and execute the company’s business plans and strategies.”

Lesnik added: “Further, I want to thank Jeremy Wheaton for his many contributions to our organization and his stewardship at CTU for the past year. Jeremy is an energetic leader who will be missed by the team at CTU and his colleagues at CEC. I am pleased that he has decided to continue his role on the CTU Board of Trustees and to consult with CEC, which will greatly contribute to an orderly and effective transition. I am confident that Jack Koehn and the strong academic leadership team in place at CTU will continue to provide our students high quality programs, state-of-the-art education technology and an outstanding education experience.”

About Career Education Corporation

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse population of approximately 95,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “will,” “anticipate,” “believe,” “plan,” “expect,” “intend,” “should,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule”), as well as regional and national accreditation standards and state regulatory requirements; our ability to obtain accrediting agency approvals for existing, changed or new programs and to successfully defend litigation and other claims brought against us; rulemaking by the U.S. Department of Education and increased focus by the U.S. Congress and governmental agencies on for-profit education institutions; changes in enrollment, student mix and average registered credits taken by students; our ability to implement effective cost reduction strategies; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in CEC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its subsequent filings with the Securities and Exchange Commission.

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